As filed with the Securities and Exchange Commission on January 7, 1999
                                             Registration No. 333-___


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT

                                   Under
                        The Securities Act of 1933

                   SEVENSON ENVIRONMENTAL SERVICES, INC.
          (Exact name of Registrant as specified in its charter)

     New York                                     16-1091535
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

2749 Lockport Road
Niagara Falls, New York                           14302
(Address of Principal Executive Office)           (Zip Code)

                   SEVENSON ENVIRONMENTAL SERVICES, INC.
                         1989 INCENTIVE STOCK PLAN
                         (Full title of the plan)

                           William J. McDermott
                          Chief Financial Officer
                   Sevenson Environmental Services, Inc.
                            2749 Lockport Road
                      Niagara Falls, New York  14302
                  (Name and address of agent for service)

                               716-284-0431
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

Title of                      Proposed Max.  Proposed Max.
securities       Amount         offering       aggregate     Amount of
  to be          to be          price per      offering     registration
registered     Registered*      share**        price**          fee
_________________________________________________________________________

Common Stock   280,000        $  8.79        $ 2,460,125    $  683.92
 $.01 par
  value
_________________________________________________________________________

     * The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plans. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

                             Page 1 of 9 Pages
                      Exhibit Index Appears on Page 5

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    **    Pursuant to Rule 457(c), estimated solely for the purpose of determining the registration fee, as follows: (i) as to 45,200 shares now under option on the basis of the aggregate price at which such shares may be purchased by the optionees, and (ii) as to the remaining 234,800 shares for which options have not yet been granted on the basis of the average of the high and low prices of the Common Stock on the NASDAQ National Market System on December 30, 1998.

PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                        INCORPORATION BY REFERENCE

          Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements dated July 1, 1991 (File No. 33-41522) and July 18, 1995 (File No. 33-61175) filed by Sevenson Environmental Services, Inc. (the "Company") with respect to shares of its Common Stock issuable under the Company's 1989 Incentive Stock Plan are hereby incorporated by reference herein.


                                 EXHIBITS

5 Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to the legality of the securities registered.

23(a)     Consent of Deloitte & Touche LLP, Independent Public Accounts.

23(b) Consent of Phillips, Lytle, Hitchcock, Blaine & Huber LLP as to the legality of the securities required (included in Exhibit 5).

24 Power of Attorney (included under the caption "SIGNATURES" in this Registration Statement).





























                             Page 2 of 9 Pages
                      Exhibit Index Appears on Page 5

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on November 10, 1998.

                         SEVENSON ENVIRONMENTAL SERVICES, INC.


                              By:/s/William J. McDermott
                                 William J. McDermott
                                 Chief Financial Officer










































                             Page 3 of 9 Pages
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

                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Elia and William J. McDermott, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Capacity                 Date

/s/Michael E. Elia            President, Chief         November 10, 1998
   Michael A. Elia            Executive Officer
                              Director (Principal
                              Executive Officer)
                              and Director

/s/William J. McDermott       Vice President-Finance,  November 10, 1998
   William J. McDermott       Secretary and Chief
                              Financial Officer
                              (Principal Financial
                              Officer & Principal
                              Accounting Officer)
                              and Director

/s/Joseph J. Castiglia        Director                 November 10, 1998
   Joseph J. Castiglia

/s/Robert S. Kelso            Director                 November 10, 1998
   Robert S. Kelso

/s/Arthur A. Elia             Director                 November 10, 1998
   Arthur A. Elia

/s/Lawrence A. Elia           Director                 November 10, 1998
   Lawrence A. Elia

/s/Richard A. Elia            Director                 November 10, 1998
   Richard A. Elia

/s/Dena M. Armstrong          Director                 November 10, 1998
   Dena M. Armstrong








                             Page 4 of 9 Pages
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
                             INDEX TO EXHIBITS

                                                   Sequential
Exhibit                                            Page Number

5         -  Opinion of Phillips, Lytle,               6
             Hitchcock, Blaine & Huber LLP as to
             the legality of the securities
             registered.

23(a)     -  Consent of Deloitte & Touche LLP,         8
             Independent Public Accountants

23(b)     -  Consent of Phillips, Lytle,               6
             Hitchcock, Blaine & Huber LLP (included
             in Exhibit 5).

24        -  Power of Attorney (included under the     4
             caption "SIGNATURES" in this Registration
             Statement).





































                             Page 5 of 9 Pages
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                           EXHIBITS 5 AND 23(b)

                  OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
                   BLAINE & HUBER LLP AS TO THE LEGALITY
                       OF THE SECURITIES REGISTERED




















































                             Page 6 of 9 Pages
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
                              November 10, 1998


Sevenson Environmental Services, Inc.
2749 Lockport Road
Niagara Falls, New York  14302

          Re: Sevenson Environmental Services, Inc. - Registration Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of Sevenson Environmental Services, Inc. (the "Company"), covering the registration of 280,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company, we have examined and are familiar with the Company's Certificate of Incorporation, By-laws, resolutions of its Directors and such other documents and corporate records and proceedings relating to the organization of the Company, proposed issuance of securities and the adoption of the Plan by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company has been duly organized and is a validly existing corporation under the laws of the State of New York.

          2. The 280,000 shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                             PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP

















                             Page 7 of 9 Pages
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                               EXHIBIT 23(a)


                     CONSENT OF DELOITTE & TOUCHE LLP
                      INDEPENDENT PUBLIC ACCOUNTANTS




















































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

                     Consent of Deloitte & Touche LLP

Deloitte & Touche                            Deloitte & Touche LLP
                                             Suite 250
                                             Key Bank Tower
                                             50 Fountain Plaza
                                             Buffalo, New York  14202
                                             Telephone:  (716) 843-7200
                                             Facsimile:  (716) 856-7760


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sevenson Environmental Services, Inc. on Form S-8 of our report dated February 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sevenson Environmental Services, Inc. for the year ended December 31, 1997.


/s/Deloitte & Touche LLP


December 10, 1998

































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